FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS 3Q25 DILUTED EPS OF $2.19, OR $2.27 EXCLUDING MERGER-RELATED EXPENSES
Core deposits, revenues and diluted EPS all up double-digit percentages year-over-year

NASHVILLE, TN, October 15, 2025 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $2.19 for the quarter ended Sept. 30, 2025, compared to net income per diluted common share of $1.86 for the quarter ended Sept. 30, 2024, an increase of approximately 17.7 percent. Net income per diluted common share was $5.96 for the nine months ended Sept. 30, 2025, compared to net income per diluted common share of $4.08 for the nine months ended Sept. 30, 2024, an increase of approximately 46.1 percent.
After considering the adjustments noted in the table below, net income per diluted common share was $2.27 for the three months ended Sept. 30, 2025, compared to $1.86 for the three months ended Sept. 30, 2024, an increase of 22.0 percent. Net income per diluted common share, adjusted for the items noted in the table below, was $6.16 for the nine months ended Sept. 30, 2025, compared to net income per diluted common share of $5.02 for the nine months ended Sept. 30, 2024, an increase of approximately 22.7 percent.

	Three months ended				Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024		September 30, 2025	September 30, 2024
Diluted earnings per common share	$2.19	$2.00	$1.86		$5.96	$4.08
Adjustments, net of tax (1):
Investment losses on sales of securities, net	—	—	—		0.12	0.71
Recognition of mortgage servicing asset	—	—	—		—	(0.12)
FDIC special assessment	—	—	—	—	—	0.07
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—		—	0.28
Merger-related expenses	0.08	—	—		0.08	—
Diluted earnings per common share after adjustments	$2.27	$2.00	$1.86		$6.16	$5.02
Numbers may not foot due to rounding.
(1): Adjustments include tax effect calculated using a marginal tax rate of 25.00 percent for all periods presented.

"Our proven approach to producing outsized total shareholder returns for the last 25 years, and the principal thesis for our pending merger with Synovus, centers on our perennial ability to engage our associates and create raving fans among clients," said M. Terry Turner, Pinnacle's president and chief executive officer. "With the single highest net promoter score among U.S. banks, according to Crisil Coalition Greenwich, our flywheel continued to accelerate in the third quarter of 2025.
"On a linked-quarter annualized basis, third quarter revenues increased 31.5 percent, diluted earnings per share increased 38.0 percent, adjusted diluted earnings per share increased 54.0 percent, noninterest-bearing deposits increased 14.5 percent, core deposits increased 10.6 percent and total loans increased 8.9 percent.

"Hiring momentum also continued to be strong post merger announcement, as we have hired 35 revenue producers during the third quarter, which was virtually identical to the 2025 quarterly run rate in the two previous quarters," Turner said. "Additionally, associate retention in the third quarter was a remarkable 93 percent and exactly matched that over the last 12 months."

BALANCE SHEET GROWTH AND LIQUIDITY:

Total assets at Sept. 30, 2025, were $56.0 billion, an increase of approximately $1.2 billion from June 30, 2025, and $5.3 billion from Sept. 30, 2024, reflecting a linked-quarter annualized increase of 8.5 percent and a year-over-year increase of 10.4 percent. A further analysis of select balance sheet trends follows:

	Balances at		Linked-Quarter Annualized % Change	Balances at	Year-over-Year % Change
(dollars in thousands)	September 30, 2025	June 30, 2025		September 30, 2024
Loans	$37,932,613	$37,105,164	8.9%	$34,308,310	10.6%
Securities	9,056,608	9,066,651	(0.4)%	8,293,241	9.2%
Other interest-earning assets	3,228,993	2,923,964	41.7%	2,810,283	14.9%
Total interest-earning assets	$50,218,214	$49,095,779	9.1%	$45,411,834	10.6%

Core deposits:
Noninterest-bearing deposits	$8,952,978	$8,640,759	14.5%	$8,229,394	8.8%
Interest-bearing core deposits(1)	31,860,709	31,120,278	9.5%	27,535,246	15.7%
Noncore deposits and other funding(2)	7,442,496	7,698,394	(13.3)%	7,972,199	(6.6)%
Total funding	$48,256,183	$47,459,431	6.7%	$43,736,839	10.3%
(1): Interest-bearing core deposits are interest-bearing deposits, money market accounts and time deposits less than $250,000 including reciprocating time and money market deposits.
(2): Noncore deposits and other funding consists of time deposits greater than $250,000, securities sold under agreements to repurchase, public funds, brokered deposits, FHLB advances and subordinated debt.

"Loan growth was again one of the highlights for the third quarter," said Harold R. Carpenter, Pinnacle’s chief financial officer. "The growth in our commercial and industrial segment continued to outpace our other loan segments as it was up 17.9 percent linked-quarter annualized. Additionally, given we are below our long-term concentration thresholds for construction and land development, we reengaged with borrowers in that segment a few quarters ago and expect to see net growth in construction lending in the coming quarters which will also support our loan growth as we head into 2026.
"Deposits increased by $727.9 million in the third quarter of 2025 from the second quarter. Importantly, our noninterest-bearing deposits increased by $312.2 million in the third quarter. Noninterest-bearing deposits are up $782.5 million year-to-date, or about 12.8 percent annualized. This is largely based on success with our treasury management and specialty deposit capabilities, momentum we expect to carry over after we combine with Synovus."

PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) GROWTH AND PROFITABILITY:

Pre-tax, pre-provision net revenues (PPNR) for the three and nine months ended Sept. 30, 2025, were $241.7 million and $647.6 million, respectively, compared to $207.4 million and $488.4 million, respectively, recognized in the three and nine months ended Sept. 30, 2024. As noted in the table below, adjusted PPNR for the three and nine months ended Sept. 30, 2025, were $249.5 million and $668.2 million, respectively, compared to $207.5 million and $584.5 million, respectively, recognized in the three and nine months ended Sept. 30, 2024, an increase of 20.3 percent and 14.3 percent, respectively.

	Three months ended			Nine months ended
	September 30,			September 30,
(dollars in thousands)	2025	2024	% change	2025	2024	% change
Revenues:
Net interest income	$396,865	$351,504	12.9%	$1,140,826	$1,001,800	13.9%
Noninterest income	147,938	115,242	28.4%	371,821	259,633	43.2%
Total revenues	544,803	466,746	16.7%	1,512,647	1,261,433	19.9%
Noninterest expense	303,139	259,319	16.9%	865,072	773,073	11.9%
Pre-tax, pre-provision net revenue	241,664	207,427	16.5%	647,575	488,360	32.6%
Adjustments:
Investment losses on sales of securities, net	—	—	NA	12,512	72,103	(82.6)%
Recognition of mortgage servicing asset	—	—	NA	—	(11,812)	(100.0)%
ORE expense	146	56	>100.0%	341	162	>100.0%
FDIC special assessment	—	—	NA	—	7,250	(100.0)%
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	NA	—	28,400	(100.0)%
Merger-related expenses	7,727	—	100.0%	7,727	—	100.0%
Adjusted pre-tax, pre-provision net revenue	$249,537	$207,483	20.3%	$668,155	$584,463	14.3%

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net interest margin	3.26%	3.23%	3.22%	3.24%	3.14%
Efficiency ratio	55.64%	56.72%	55.56%	57.19%	61.29%
Return on average assets (1)	1.22%	1.15%	1.15%	1.14%	0.85%
Return on average tangible common equity (TCE) (1)	14.49%	13.75%	13.61%	13.60%	10.24%
Average loan to deposit ratio	82.88%	83.57%	84.99%	83.40%	84.89%

Net interest income for the third quarter of 2025 was $396.9 million, compared to $351.5 million for the third quarter of 2024, a year-over-year growth rate of 12.9 percent. Net interest margin was 3.26 percent for the third quarter of 2025, compared to 3.22 percent for the third quarter of 2024.
Total revenues for the third quarter of 2025 were $544.8 million, compared to $466.7 million for the third quarter of 2024, a year-over-year increase of 16.7 percent.

	Three months ended		Linked-quarter Annualized % Change	Three months ended	Yr-over-Yr % Change
(dollars in thousands)	September 30, 2025	June 30, 2025		September 30, 2024
Net interest income	$396,865	$379,533	18.3%	$351,504	12.9%
Noninterest income	147,938	125,457	71.7%	115,242	28.4%
Total revenues	$544,803	$504,990	31.5%	$466,746	16.7%

•Wealth management revenues, which include investment, trust and insurance services, were $38.2 million for the third quarter of 2025, compared to $29.5 million for the third quarter of 2024, a year-over-year increase of 29.5 percent. The increase in wealth management revenues is primarily attributable to an increase in capacity. Pinnacle continues to hire more revenue producers across the firm, particularly in the areas of the firm's most recent market expansions, further showcasing the power of its differentiated model in markets where we have not previously operated.
•Income from the firm's investment in Banker's Healthcare Group (BHG) was $40.6 million for the third quarter of 2025, compared to $16.4 million for the third quarter of 2024, a year-over-year increase of 148.0 percent.

◦BHG's loan originations were $1.7 billion in the third quarter of 2025, compared to $1.5 billion in the second quarter of 2025 and $989 million in the third quarter of 2024.
◦Loans sold to BHG's community bank partners were approximately $561 million in the third quarter of 2025, compared to $614 million in the second quarter of 2025 and $521 million in the third quarter of 2024.
◦BHG reserves for on-balance sheet loan losses were $336 million, or 11.2 percent of loans held for investment at Sept. 30, 2025, compared to 10.5 percent at June 30, 2025, and 9.1 percent at Sept. 30, 2024.
◦At Sept. 30, 2025, BHG increased its accrual for estimated losses attributable to loan substitutions and prepayments to $644 million, or 7.9 percent of the unpaid balances on loans that were previously purchased by BHG's community bank network, compared to 7.8 percent at June 30, 2025 and 6.2 percent at Sept. 30, 2024.
•Noninterest income categories, other than those specifically noted above, contributed $69.1 million for the quarter ended Sept. 30, 2025, a decrease of $244,000 from the third quarter of 2024. Increases in service charges on deposit accounts were largely offset by declines in gains on mortgage loans sold in the comparable periods.

Noninterest expense for the third quarter of 2025 was $303.1 million, compared to $259.3 million for the third quarter of 2024. As noted in the table below, adjusted noninterest expense for the third quarter of 2025 was $295.3 million, compared to $259.3 million for the third quarter of 2024.

	Three months ended		Linked-quarter Annualized % Change	Three months ended	Yr-over-yr % Change
(dollars in thousands)	September 30, 2025	June 30, 2025		September 30, 2024
Noninterest expense	$303,139	$286,446	23.3%	$259,319	16.9%
Less:
ORE expense	146	137	26.3%	56	>100.0%
Merger-related expenses	7,727	—	100.0%	—	100.0%
Adjusted noninterest expense	$295,266	$286,309	12.5%	$259,263	13.9%

•Salaries and employee benefits were $187.0 million in the third quarter of 2025, compared to $160.2 million in the third quarter of 2024, reflecting a year-over-year increase of 16.7 percent.
◦Cash incentive costs in the third quarter of 2025 totaling $34.5 million were approximately $1.0 million higher than the second quarter of 2025. The increase in cash incentive costs was largely due to an increase in the estimated payout for anticipated incentive awards. The second quarter 2025 accrual assumed a 115 percent of target payout for 2025, compared to a third quarter 2025 accrual that assumes a 125 percent of target payout for 2025, again reflecting the extraordinary growth in revenue and EPS in the third quarter and forecast for the remainder of the year.
•Equipment and occupancy costs were $48.9 million in the third quarter of 2025, compared to $42.6 million in the third quarter of 2024, resulting in a year-over-year increase of 14.9 percent. This increase was primarily attributable to the opening of 10 new full-service locations throughout the Company's footprint since Jan. 1, 2024 and the relocation of the Company's corporate headquarters to a new location in downtown Nashville during the first quarter of 2025.
•Merger-related expenses for the quarter were $7.7 million and represent costs associated with our pending merger with Synovus.

"Revenue growth in the third quarter was exceptional and a further indication of how fast our flywheel continues to turn," Carpenter said. "Third quarter revenues amounted to approximately $544.8 million, which was a 16.7 percent increase over the same period last year. Loan growth was the primary driver as net interest income was 12.9 percent greater in the third quarter of 2025 than the same quarter last year. As anticipated, our net interest margin expanded in the third quarter, and we expect continued expansion in the fourth quarter. We attribute margin expansion, in part, to our deliberate focus on managing our funding costs even as we grow earning assets. Additionally, we anticipate two additional Federal funds rate decreases during the fourth quarter of 2025 which, we believe, will also provide additional opportunities to expand our net interest margin as we enter 2026.
"Noninterest income growth was another highlight for the quarter. Obviously, BHG contributed significantly to our fee growth in the third quarter. BHG is having an exceptional year, as pipelines continue to be robust while credit costs remain contained. Additionally, we continue to experience quarter-over-quarter growth in several key core banking fee categories, including commercial deposit charges and wealth management fees. As to noninterest expense, we increased our incentive accrual for our 2025 associate cash incentives to an anticipated maximum payout of 125 percent of target, as we believe we will exceed our revenue and earnings per share targets, which will warrant the maximum award level."

CAPITAL AND SOUNDNESS:

	As of
	September 30, 2025	December 31, 2024	September 30, 2024
Shareholders' equity to total assets	12.3%	12.2%	12.5%
Tangible common equity to tangible assets	8.8%	8.6%	8.7%
Book value per common share	$85.60	$80.46	$79.33
Tangible book value per common share	$61.53	$56.24	$55.12
Annualized net loan charge-offs to avg. loans (1)	0.18%	0.24%	0.21%
Nonperforming assets to total loans, ORE and other nonperforming assets (NPAs)	0.41%	0.42%	0.35%
Classified asset ratio (Pinnacle Bank) (2)	4.16%	3.79%	3.92%
Construction and land development loans as a percentage of total capital (3)	59.60%	70.50%	68.20%
Construction and land development, non-owner occupied commercial real estate and multi-family loans as a percentage of total capital (3)	218.10%	242.20%	243.30%
Allowance for credit losses (ACL) to total loans	1.15%	1.17%	1.14%
(1): Annualized net loan charge-offs to average loans ratios are computed by annualizing quarterly net loan charge-offs and dividing the result by average loans for the quarter.
(2): Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
(3): Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.

"Third quarter soundness metrics all remain strong," Carpenter said. "All of the critical credit measures that we routinely monitor are in acceptable ranges for our operating model, and we expect these measures to remain consistent for the remainder of this year. Even with the consistent growth this year, our capital ratios have remained constant. Our tangible equity ratio increased to 8.8 percent at Sept. 30, 2025 while our common equity tier one risk-based capital ratio stood at 10.8 percent, again basically unchanged for the year, even with meaningful asset growth. Consistent with our obsession with producing outsized financial results, our tangible book value per share of $61.53 at Sept. 30, 2025, increased 19.3 percent linked-quarter annualized."

PINNACLE AND SYNOVUS MERGER UPDATE:
Pinnacle reported strong progress on its merger with Synovus. The necessary regulatory applications were filed on August 25, 2025, and Pinnacle continues to believe that it will receive all necessary regulatory approvals in time to close the merger early in the first quarter of 2026.
Pinnacle continues to estimate cost savings from the merger of $250 million on a fully phased-in basis. Importantly, both companies believe the continued strong revenue momentum experienced in the third quarter only increases their confidence that the transaction will produce major revenue gains for the combined firm.
The power of the Pinnacle business model will be readily achievable throughout the combined company and management of both companies is committed to its prompt and effective implementation. The companies reiterated that earnings projections do not include incremental revenue opportunities but anticipate that future earnings will benefit substantially from realization of these identified revenue initiatives.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. CT on October 16, 2025, to discuss third quarter 2025 results and other matters. To access the call for audio only, please call 1-877-209-7255. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at investors.pnfp.com.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 bank in the Nashville-Murfreesboro-Franklin MSA, according to 2025 deposit data from the FDIC. Pinnacle is No. 9 on FORTUNE magazine’s 2025 list of 100 Best Companies to Work For® in the U.S., its ninth consecutive appearance and was recognized by American Banker as one of America’s Best Banks to Work For 12 years in a row and No. 1 among banks with more than $10 billion in assets in 2024.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $56.0 billion in assets as of Sept. 30, 2025. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in several primarily urban markets across the Southeast.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
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Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "aim," "anticipate," "intend," "may," "should," "plan," "looking for," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers of Pinnacle Bank and its subsidiaries or BHG, including as a result of persistent elevated interest rates, the negative impact of inflationary pressures and challenging economic conditions on our and BHG's customers and their businesses, resulting in significant increases in loan losses and provisions for those losses and, in the case of BHG, substitutions; (ii) fluctuations or differences in interest rates on loans or deposits from those that Pinnacle Financial is modeling or anticipating, including as a result of Pinnacle Bank's inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) the impact of U.S. and global economic conditions, trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; (iv) the sale of investment securities in a loss position before their value recovers, including as a result of asset liability management strategies or in response to liquidity needs; (v) adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout the Southeast region of the United States, particularly in commercial and residential real estate markets; (vi) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the long-term historical growth rate of its, or such entities', loan portfolio; (vii) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Pinnacle Bank is seeking to limit the rates it pays on deposits or uncertainty exists in the financial services sector; (viii) risks associated with a prolonged shutdown of the United States federal government, including adverse effects on the national or local economies and adverse effects resulting from a shutdown of the U.S. Small Business Administration's SBA loan program; (ix) a merger or acquisition, like Pinnacle Financial's proposed merger with Synovus Financial Corp. (“Synovus”); (x) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (xi) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (xii) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of the negative impact to net interest margin from elevated deposit and other funding costs; (xiii) the results of regulatory examinations of Pinnacle Financial, Pinnacle Bank or BHG, or companies with whom they do business; (xiv) BHG's ability to profitably grow its business and successfully execute on its business plans; (xv) risks of expansion into new geographic or product markets; (xvi) the risk that the cost savings and synergies from Pinnacle Financial’s proposed merger with Synovus may not be fully realized or may take longer than anticipated to be realized; (xvii) disruption to Synovus’ business and to Pinnacle Financial’s business as a result of the announcement and pendency of the proposed merger; (xviii) the risk that the integration of Pinnacle Financial’s and Synovus’ respective businesses and operations will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events; (xix) the failure to obtain the necessary approvals of the proposed merger by the shareholders of Synovus or Pinnacle Financial; (xx) the amount of the costs, fees, expenses and charges related to the proposed merger; (xxi) the ability by each of Synovus and Pinnacle Financial to obtain required governmental approvals of the proposed transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transaction; (xxii) reputational risk and the reaction of Pinnacle Financial’s and Synovus’ customers, suppliers, employees or other business partners to the proposed merger; (xxiii) the failure of the closing conditions in the merger agreement related to the proposed merger to be satisfied, or any unexpected delay in closing the proposed merger or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (xxiv) the dilution caused by the issuance of shares of the common stock of the company resulting from the proposed merger of Pinnacle Financial and Synovus; (xxv) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xxvi) risks related to management and oversight of the expanded business and operations of the combined company following the closing of the proposed merger; (xxvii) the possibility the combined company resulting from the proposed merger is subject to additional regulatory requirements as a result of the proposed merger or expansion of the resulting company’s business operations following the proposed merger; (xxviii) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against Synovus, Pinnacle Financial or the combined company resulting from the proposed merger; (xxix) general competitive, economic, political and market conditions and other factors that may affect future results of Synovus and Pinnacle Financial including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; and capital management activities; (xxx) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xxxi) the ineffectiveness of Pinnacle Bank's hedging strategies, or the unexpected counterparty failure or hedge failure of the underlying hedges; (xxxii) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xxxiii) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xxxiv) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Bank's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xxxv) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xxxvi) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Bank contracts, to unauthorized access, computer viruses, phishing schemes, spam or ransomware attacks, human error, natural disasters, power loss and other security breaches; (xxxvii) the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xxxviii) Pinnacle Financial's ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xxxix) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xl) the risks associated with Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company or all or a portion of their ownership interests in BHG (triggering a similar sale by Pinnacle Bank); (xli) changes in or interpretations of state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xlii) fluctuations in the valuations of Pinnacle Financial's equity investments and the ultimate success of such investments; (xliii) the availability of and access to capital; (xliv) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions involving Pinnacle Financial, Pinnacle Bank or BHG; and (xlv) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K for the year ended December 31, 2024, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters
This release contains certain non-GAAP financial measures, including, without limitation, total revenues, net income to common shareholders, earnings per diluted common share, revenue per diluted common share, PPNR, efficiency ratio, noninterest expense, noninterest income and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities, charges related to the FDIC special assessment, income associated with the recognition of a mortgage servicing asset in the first quarter of 2024, fees related to terminating an agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives in the second quarter of 2024, merger-related expenses incurred in connection with our proposed combination with Synovus and other matters for the accounting periods presented. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure as well as the impact of Pinnacle Financial's Series B Preferred Stock. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2025 versus certain periods in 2024 and to internally prepared projections.

Important Information About the Merger and Where to Find It

Steel Newco Inc. (“Newco”) filed a registration statement on Form S-4 (File No. 333-289866) with the SEC on August 26, 2025, and an amendment on September 29, 2025, to register the shares of Newco common stock that will be issued to Pinnacle shareholders and Synovus shareholders in connection with the proposed transaction. The registration statement includes a joint proxy statement of Pinnacle and Synovus that also constitutes a prospectus of Newco. The registration statement was declared effective on September 30, 2025. Newco filed a prospectus on September 30, 2025, and Pinnacle and Synovus each filed a definitive proxy statement on September 30, 2025. Pinnacle and Synovus each commenced mailing of the definitive joint proxy statement/prospectus to their respective shareholders on or about September 30, 2025. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Pinnacle, Synovus or Newco through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Pinnacle or Synovus at:

Pinnacle Financial Partners, Inc.    Synovus Financial Corp.
21 Platform Way South        33 West 14th Street
Nashville, TN 37203        Columbus, GA 31901
Attention: Investor Relations        Attention: Investor Relations
Investor.Relations@pnfp.com    InvestorRelations@Synovus.com
(615) 743-8219            (701)641-6500

Before making any voting or investment decision, investors and security holders of Pinnacle and Synovus are urged to read carefully the entire registration statement and definitive joint proxy statement/prospectus, including any amendments thereto, because they contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

Participants in Solicitation
Pinnacle and Synovus and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Pinnacle’s shareholders and Synovus’ shareholders in respect of the proposed transaction under the rules of the SEC. Information regarding Pinnacle’s directors and executive officers is available in Pinnacle’s proxy statement for its 2025 annual meeting of shareholders, filed with the SEC on March 3, 2025 (and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1115055/000111505525000063/pnfp-20250303.htm) (the “Pinnacle 2025 Proxy”), under the headings “Environmental, Social and Corporate Governance,” “Proposal 1 Election of Directors,” “Information About Our Executive Officers,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Transactions,” and in Pinnacle’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025 (and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1115055/000111505525000042/pnfp-20241231.htm), and in other documents subsequently filed by Pinnacle with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Pinnacle’s securities by Pinnacle’s directors or executive officers from the amounts described in the Pinnacle 2025 Proxy have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Pinnacle 2025 Proxy and are available at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants is included in the definitive joint proxy statement/prospectus and will be included in other relevant materials to be filed with the SEC. Information regarding Synovus’ directors and executive officers is available in Synovus’ proxy statement for its 2025 annual meeting of shareholders, filed with the SEC on March 12, 2025 (and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000018349/000001834925000057/syn-20250312.htm) (the “Synovus 2025 Proxy”), under the headings “Corporate Governance and Board Matters,” “Director Compensation,” “Proposal 1 Election of Directors,” “Executive Officers,” “Stock Ownership of Directors and Named Executive Officers,” “Executive Compensation,” “Compensation and Human Capital Committee Report,” “Summary Compensation Table,” and “Certain Relationships and Related Transactions,” and in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025 (and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000018349/000001834925000049/syn-20241231.htm), and in other documents subsequently filed by Synovus with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Synovus’ securities by Synovus’ directors or executive officers from the amounts described in the Synovus 2025 Proxy have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Synovus 2025 Proxy and are available at the SEC’s website at www.sec.gov.

No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

(dollars in thousands, except for share and per share data)	Sept. 30, 2025	Dec. 31, 2024	Sept. 30, 2024
ASSETS
Cash and noninterest-bearing due from banks	$295,133	$320,320	$276,578
Restricted cash	128,830	93,645	193,758
Interest-bearing due from banks	2,841,647	3,021,960	2,362,828
Cash and cash equivalents	3,265,610	3,435,925	2,833,164
Securities purchased with agreement to resell	83,120	66,449	66,480
Securities available-for-sale, at fair value	6,411,806	5,582,369	5,390,988
Securities held-to-maturity (fair value of $2.4 billion, $2.6 billion and $2.7 billion, net of allowance for credit losses of $1.7 million, $1.7 million, and $1.7 million at Sept. 30, 2025, Dec. 31, 2024, and Sept. 30, 2024, respectively)	2,644,802	2,798,899	2,902,253
Consumer loans held-for-sale	163,129	175,627	178,600
Commercial loans held-for-sale	12,267	19,700	8,617
Loans	37,932,613	35,485,776	34,308,310
Less allowance for credit losses	(434,450)	(414,494)	(391,534)
Loans, net	37,498,163	35,071,282	33,916,776
Premises and equipment, net	337,552	311,277	295,348
Equity method investment	389,109	436,707	424,637
Accrued interest receivable	218,647	214,080	226,178
Goodwill	1,848,904	1,849,260	1,846,973
Core deposits and other intangible assets	18,108	21,423	22,755
Other real estate owned	5,129	1,278	750
Other assets	3,067,203	2,605,173	2,588,369
Total assets	$55,963,549	$52,589,449	$50,701,888
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$8,952,978	$8,170,448	$8,229,394
Interest-bearing	15,031,854	14,125,194	12,615,993
Savings and money market accounts	17,097,698	16,197,397	15,188,270
Time	4,644,594	4,349,953	4,921,231
Total deposits	45,727,124	42,842,992	40,954,888
Securities sold under agreements to repurchase	325,573	230,244	209,956
Federal Home Loan Bank advances	1,777,003	1,874,134	2,146,395
Subordinated debt and other borrowings	426,483	425,821	425,600
Accrued interest payable	48,484	55,619	59,285
Other liabilities	802,690	728,758	561,506
Total liabilities	49,107,357	46,157,568	44,357,630
Preferred stock, no par value, 10.0 million shares authorized; 225,000 shares non-cumulative perpetual preferred stock, Series B, liquidation preference $225.0 million, issued and outstanding at Sept. 30, 2025, Dec. 31, 2024, and Sept. 30, 2024, respectively	217,126	217,126	217,126
Common stock, par value $1.00; 180.0 million shares authorized; 77.6 million, 77.2 million and 77.2 million shares issued and outstanding at Sept. 30, 2025, Dec. 31, 2024, and Sept. 30, 2024, respectively	77,558	77,242	77,232
Additional paid-in capital	3,141,416	3,129,680	3,120,842
Retained earnings	3,579,862	3,175,777	3,045,571
Accumulated other comprehensive loss, net of taxes	(159,770)	(167,944)	(116,513)
Total shareholders' equity	6,856,192	6,431,881	6,344,258
Total liabilities and shareholders' equity	$55,963,549	$52,589,449	$50,701,888
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended			Nine months ended
	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024	Sept. 30, 2025	Sept. 30, 2024
Interest income:
Loans, including fees	$588,131	$568,857	$570,489	$1,704,356	$1,663,347
Securities
Taxable	67,158	66,989	65,776	196,000	161,824
Tax-exempt	27,646	27,104	23,860	79,980	72,832
Federal funds sold and other	38,312	31,820	34,740	103,841	115,735
Total interest income	721,247	694,770	694,865	2,084,177	2,013,738
Interest expense:
Deposits	294,164	284,614	310,527	852,171	915,944
Securities sold under agreements to repurchase	1,423	1,222	1,495	3,671	4,210
FHLB advances and other borrowings	28,795	29,401	31,339	87,509	91,784
Total interest expense	324,382	315,237	343,361	943,351	1,011,938
Net interest income	396,865	379,533	351,504	1,140,826	1,001,800
Provision for credit losses	31,939	24,245	26,281	73,144	90,937
Net interest income after provision for credit losses	364,926	355,288	325,223	1,067,682	910,863
Noninterest income:
Service charges on deposit accounts	18,290	17,092	16,217	52,410	44,219
Investment services	23,910	19,324	17,868	62,051	48,339
Insurance sales commissions	4,016	3,693	3,286	12,383	10,853
Gains on mortgage loans sold, net	1,828	1,965	2,643	6,300	8,792
Investment losses on sales of securities, net	—	—	—	(12,512)	(72,103)
Trust fees	10,316	9,280	8,383	28,936	24,121
Income from equity method investment	40,614	26,027	16,379	87,046	51,102
Gain on sale of fixed assets	—	202	1,837	412	2,220
Other noninterest income	48,964	47,874	48,629	134,795	142,090
Total noninterest income	147,938	125,457	115,242	371,821	259,633
Noninterest expense:
Salaries and employee benefits	187,001	181,246	160,234	540,336	456,361
Equipment and occupancy	48,910	48,043	42,564	143,133	123,246
Other real estate, net	146	137	56	341	162
Marketing and other business development	7,902	8,772	5,599	25,340	18,500
Postage and supplies	3,401	3,192	2,965	9,963	8,871
Amortization of intangibles	1,398	1,400	1,558	4,215	4,710
Merger-related expenses	7,727	—	—	7,727	—
Other noninterest expense	46,654	43,656	46,343	134,017	161,223
Total noninterest expense	303,139	286,446	259,319	865,072	773,073
Income before income taxes	209,725	194,299	181,146	574,431	397,423
Income tax expense	36,589	35,759	34,455	102,347	73,626
Net income	173,136	158,540	146,691	472,084	323,797
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(11,394)	(11,394)
Net income available to common shareholders	$169,338	$154,742	$142,893	$460,690	$312,403

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended			Nine months ended
	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024	Sept. 30, 2025	Sept. 30, 2024
Per share information:
Basic net income per common share	$2.20	$2.01	$1.87	$6.00	$4.09
Diluted net income per common share	$2.19	$2.00	$1.86	$5.96	$4.08
Weighted average common shares outstanding:
Basic	76,904,045	76,891,035	76,520,599	76,841,192	76,435,370
Diluted	77,310,293	77,277,054	76,765,586	77,242,533	76,606,329
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

(dollars and shares in thousands)	Preferred Stock Amount	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comp. Income (Loss), net	Total Shareholders' Equity
		Shares	Amounts
Balance at December 31, 2023	$217,126	76,767	$76,767	$3,109,493	$2,784,927	$(152,525)	$6,035,788
Preferred dividends paid ($50.64 per share)	—	—	—	—	(11,394)	—	(11,394)
Common dividends paid ($0.66 per share)	—	—	—	—	(51,759)	—	(51,759)
Issuance of restricted common shares	—	240	240	(240)	—	—	—
Forfeiture of restricted common shares	—	(25)	(25)	25	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(61)	(61)	(5,100)	—	—	(5,161)
Issuance of common stock pursuant to restricted stock unit (RSU) and performance stock unit (PSU) agreements, net of shares withheld for taxes & related tax benefits	—	311	311	(14,741)	—	—	(14,430)
Compensation expense for restricted shares, RSUs and PSUs	—	—	—	31,405	—	—	31,405
Net income	—	—	—	—	323,797	—	323,797
Other comprehensive gain	—	—	—	—	—	36,012	36,012
Balance at September 30, 2024	$217,126	77,232	$77,232	$3,120,842	$3,045,571	$(116,513)	$6,344,258

Balance at December 31, 2024	$217,126	77,242	$77,242	$3,129,680	$3,175,777	$(167,944)	$6,431,881
Preferred dividends paid ($50.64 per share)	—	—	—	—	(11,394)	—	(11,394)
Common dividends paid ($0.72 per share)	—	—	—	—	(56,605)	—	(56,605)
Issuance of restricted common shares	—	189	189	(189)	—	—	—
Forfeiture of restricted common shares	—	(30)	(30)	30	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(63)	(63)	(7,061)	—	—	(7,124)
Issuance of common stock pursuant to RSU and PSU agreements, net of shares withheld for taxes & related tax benefits	—	220	220	(13,571)	—	—	(13,351)
Compensation expense for restricted shares, RSUs and PSUs	—	—	—	32,527	—	—	32,527
Net income	—	—	—	—	472,084	—	472,084
Other comprehensive gain	—	—	—	—	—	8,174	8,174
Balance at September 30, 2025	$217,126	77,558	$77,558	$3,141,416	$3,579,862	$(159,770)	$6,856,192
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2025	2025	2025	2024	2024	2024
Balance sheet data, at quarter end:
Commercial and industrial loans	$15,570,921	14,905,306	14,131,312	13,815,817	12,986,865	12,328,622
Commercial real estate - owner occupied loans	4,904,462	4,744,806	4,594,376	4,388,531	4,264,743	4,217,351
Commercial real estate - investment loans	5,803,851	5,891,694	5,977,583	5,931,420	5,919,235	5,998,326
Commercial real estate - multifamily and other loans	2,284,438	2,393,696	2,360,515	2,198,698	2,213,153	2,185,858
Consumer real estate - mortgage loans	5,373,110	5,163,761	4,977,358	4,914,482	4,907,766	4,874,846
Construction and land development loans	3,389,451	3,412,060	3,525,860	3,699,321	3,486,504	3,621,563
Consumer and other loans	606,380	593,841	569,742	537,507	530,044	542,584
Total loans	37,932,613	37,105,164	36,136,746	35,485,776	34,308,310	33,769,150
Allowance for credit losses	(434,450)	(422,125)	(417,462)	(414,494)	(391,534)	(381,601)
Securities	9,056,608	9,066,651	8,718,794	8,381,268	8,293,241	7,882,891
Total assets	55,963,549	54,801,451	54,254,804	52,589,449	50,701,888	49,366,969
Noninterest-bearing deposits	8,952,978	8,640,759	8,507,351	8,170,448	8,229,394	7,932,882
Total deposits	45,727,124	44,999,244	44,479,463	42,842,992	40,954,888	39,770,380
Securities sold under agreements to repurchase	325,573	258,454	263,993	230,244	209,956	220,885
FHLB advances	1,777,003	1,775,470	1,886,011	1,874,134	2,146,395	2,110,885
Subordinated debt and other borrowings	426,483	426,263	426,042	425,821	425,600	425,380
Total shareholders' equity	6,856,192	6,637,237	6,543,142	6,431,881	6,344,258	6,174,668
Balance sheet data, quarterly averages:
Total loans	$37,693,158	36,967,754	36,041,530	34,980,900	34,081,759	33,516,804
Securities	9,025,752	8,986,542	8,679,934	8,268,583	8,176,250	7,322,588
Federal funds sold and other	3,360,273	2,854,113	2,958,593	3,153,751	2,601,267	3,268,307
Total earning assets	50,079,183	48,808,409	47,680,057	46,403,234	44,859,276	44,107,699
Total assets	55,213,879	53,824,500	52,525,831	51,166,643	49,535,543	48,754,091
Noninterest-bearing deposits	8,873,147	8,486,681	8,206,751	8,380,760	8,077,655	8,000,159
Total deposits	45,479,133	44,233,628	43,018,951	41,682,341	40,101,199	39,453,828
Securities sold under agreements to repurchase	287,465	255,662	230,745	223,162	230,340	213,252
FHLB advances	1,774,237	1,838,449	1,877,596	2,006,736	2,128,793	2,106,786
Subordinated debt and other borrowings	433,472	427,805	427,624	427,503	427,380	427,256
Total shareholders' equity	6,721,569	6,601,662	6,515,904	6,405,867	6,265,710	6,138,722
Statement of operations data, for the three months ended:
Interest income	$721,247	694,770	668,160	684,360	694,865	668,390
Interest expense	324,382	315,237	303,732	320,570	343,361	336,128
Net interest income	396,865	379,533	364,428	363,790	351,504	332,262
Provision for credit losses	31,939	24,245	16,960	29,652	26,281	30,159
Net interest income after provision for credit losses	364,926	355,288	347,468	334,138	325,223	302,103
Noninterest income	147,938	125,457	98,426	111,545	115,242	34,288
Noninterest expense	303,139	286,446	275,487	261,897	259,319	271,389
Income before income taxes	209,725	194,299	170,407	183,786	181,146	65,002
Income tax expense	36,589	35,759	29,999	32,527	34,455	11,840
Net income	173,136	158,540	140,408	151,259	146,691	53,162
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$169,338	154,742	136,610	147,461	142,893	49,364
Profitability and other ratios:
Return on avg. assets (1)	1.22%	1.15%	1.05%	1.15%	1.15%	0.41%
Return on avg. equity (1)	10.00%	9.40%	8.50%	9.16%	9.07%	3.23%
Return on avg. common equity (1)	10.33%	9.72%	8.80%	9.48%	9.40%	3.35%
Return on avg. tangible common equity (1)	14.49%	13.75%	12.51%	13.58%	13.61%	4.90%
Common stock dividend payout ratio (14)	12.20%	12.73%	15.53%	14.72%	16.73%	17.29%
Net interest margin (2)	3.26%	3.23%	3.21%	3.22%	3.22%	3.14%
Noninterest income to total revenue (3)	27.15%	24.84%	21.27%	23.47%	24.69%	9.35%
Noninterest income to avg. assets (1)	1.06%	0.93%	0.76%	0.87%	0.93%	0.28%
Noninterest exp. to avg. assets (1)	2.18%	2.13%	2.13%	2.04%	2.08%	2.24%
Efficiency ratio (4)	55.64%	56.72%	59.52%	55.10%	55.56%	74.04%
Avg. loans to avg. deposits	82.88%	83.57%	83.78%	83.92%	84.99%	84.95%
Securities to total assets	16.18%	16.54%	16.07%	15.94%	16.36%	15.97%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	September 30, 2025			September 30, 2024
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$37,693,158	$588,131	6.29%	$34,081,759	$570,489	6.75%
Securities
Taxable	5,677,951	67,158	4.69%	4,979,091	65,776	5.26%
Tax-exempt (2)	3,347,801	27,646	3.92%	3,197,159	23,860	3.54%
Interest-bearing due from banks	3,021,458	33,150	4.35%	2,294,128	29,705	5.15%
Resell agreements	82,879	1,953	9.35%	50,504	1,473	11.60%
Federal funds sold	—	—	—%	—	—	—%
Other	255,936	3,209	4.97%	256,635	3,562	5.52%
Total interest-earning assets	50,079,183	$721,247	5.83%	44,859,276	$694,865	6.27%
Nonearning assets
Intangible assets	1,867,889			1,870,719
Other nonearning assets	3,266,807			2,805,548
Total assets	$55,213,879			$49,535,543

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	14,612,028	119,097	3.23%	12,372,313	120,645	3.88%
Savings and money market	17,201,547	129,392	2.98%	14,784,857	135,189	3.64%
Time	4,792,411	45,675	3.78%	4,866,374	54,693	4.47%
Total interest-bearing deposits	36,605,986	294,164	3.19%	32,023,544	310,527	3.86%
Securities sold under agreements to repurchase	287,465	1,423	1.96%	230,340	1,495	2.58%
Federal Home Loan Bank advances	1,774,237	20,614	4.61%	2,128,793	24,929	4.66%
Subordinated debt and other borrowings	433,472	8,181	7.49%	427,380	6,410	5.97%
Total interest-bearing liabilities	39,101,160	324,382	3.29%	34,810,057	343,361	3.92%
Noninterest-bearing deposits	8,873,147	—	—	8,077,655	—	—
Total deposits and interest-bearing liabilities	47,974,307	$324,382	2.68%	42,887,712	$343,361	3.19%
Other liabilities	518,003			382,121
Shareholders' equity	6,721,569			6,265,710
Total liabilities and shareholders' equity	$55,213,879			$49,535,543
Net interest income		$396,865			$351,504
Net interest spread (3)			2.54%			2.34%
Net interest margin (4)			3.26%			3.22%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $15.2 million of taxable equivalent income for the three months ended Sept. 30, 2025 compared to $12.0 million for the three months ended Sept. 30, 2024. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the three months ended Sept. 30, 2025 would have been 3.15% compared to a net interest spread of 3.08% for the three months ended Sept. 30, 2024.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Nine months ended			Nine months ended
	September 30, 2025			September 30, 2024
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$36,906,864	$1,704,356	6.27%	$33,548,791	$1,663,347	6.71%
Securities
Taxable	5,579,562	196,000	4.70%	4,330,537	161,824	4.99%
Tax-exempt (2)	3,319,114	79,980	3.85%	3,273,572	72,832	3.54%
Interest-bearing due from banks	2,731,560	88,493	4.33%	2,436,917	96,065	5.27%
Resell agreements	72,978	5,704	10.45%	355,791	8,972	3.37%
Federal funds sold	—	—	—%	—	—	—%
Other	254,579	9,644	5.07%	253,540	10,698	5.64%
Total interest-earning assets	48,864,657	$2,084,177	5.82%	44,199,148	$2,013,738	6.19%
Nonearning assets
Intangible assets	1,869,145			1,872,285
Other nonearning assets	3,130,781			2,797,971
Total assets	$53,864,583			$48,869,404

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	14,324,756	345,541	3.23%	12,020,703	352,158	3.91%
Savings and money market	16,790,760	372,643	2.97%	14,684,785	404,340	3.68%
Time	4,612,765	133,987	3.88%	4,799,977	159,446	4.44%
Total interest-bearing deposits	35,728,281	852,171	3.19%	31,505,465	915,944	3.88%
Securities sold under agreements to repurchase	258,165	3,671	1.90%	218,205	4,210	2.58%
Federal Home Loan Bank advances	1,829,716	63,210	4.62%	2,149,945	73,443	4.56%
Subordinated debt and other borrowings	429,655	24,299	7.56%	427,638	18,341	5.73%
Total interest-bearing liabilities	38,245,817	943,351	3.30%	34,301,253	1,011,938	3.94%
Noninterest-bearing deposits	8,524,634	—	—	8,013,578	—	—
Total deposits and interest-bearing liabilities	46,770,451	$943,351	2.70%	42,314,831	$1,011,938	3.19%
Other liabilities	480,334			391,847
Shareholders' equity	6,613,798			6,162,726
Total liabilities and shareholders' equity	$53,864,583			$48,869,404
Net interest income		$1,140,826			$1,001,800
Net interest spread (3)			2.52%			2.25%
Net interest margin (4)			3.24%			3.14%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $41.6 million of taxable equivalent income for the nine months ended Sept. 30, 2025 compared to $35.6 million for the nine months ended Sept. 30, 2024. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended Sept. 30, 2025 would have been 3.12% compared to a net interest spread of 3.00% for the nine months ended Sept. 30, 2024.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2025	2025	2025	2024	2024	2024
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$149,683	157,170	171,570	147,825	119,293	97,649
ORE and other nonperforming assets (NPAs)	5,210	4,835	3,656	1,280	823	2,760
Total nonperforming assets	$154,893	162,005	175,226	149,105	120,116	100,409
Past due loans over 90 days and still accruing interest	$2,632	4,652	4,337	3,515	3,611	4,057
Accruing purchase credit deteriorated loans	$9,564	10,344	12,215	13,877	5,715	6,021
Net loan charge-offs	$16,788	18,737	13,992	20,807	18,348	22,895
Allowance for credit losses to nonaccrual loans	290.2%	268.6%	243.3%	280.4%	328.2%	390.8%
As a percentage of total loans:
Past due accruing loans over 30 days	0.17%	0.14%	0.14%	0.15%	0.16%	0.16%
Potential problem loans	0.20%	0.12%	0.15%	0.13%	0.14%	0.18%
Allowance for credit losses	1.15%	1.14%	1.16%	1.17%	1.14%	1.13%
Nonperforming assets to total loans, ORE and other NPAs	0.41%	0.44%	0.48%	0.42%	0.35%	0.30%
Classified asset ratio (Pinnacle Bank) (6)	4.2%	3.9%	4.4%	3.8%	3.9%	4.0%
Annualized net loan charge-offs to avg. loans (5)	0.18%	0.20%	0.16%	0.24%	0.21%	0.27%

Interest rates and yields:
Loans	6.29%	6.26%	6.24%	6.42%	6.75%	6.71%
Securities	4.41%	4.44%	4.30%	4.27%	4.58%	4.43%
Total earning assets	5.83%	5.82%	5.79%	5.97%	6.27%	6.20%
Total deposits, including non-interest bearing	2.57%	2.58%	2.58%	2.74%	3.08%	3.10%
Securities sold under agreements to repurchase	1.96%	1.92%	1.80%	2.11%	2.58%	2.48%
FHLB advances	4.61%	4.65%	4.59%	4.59%	4.66%	4.66%
Subordinated debt and other borrowings	7.49%	7.57%	7.63%	8.11%	5.97%	5.62%
Total deposits and interest-bearing liabilities	2.68%	2.70%	2.70%	2.88%	3.19%	3.20%

Capital and other ratios (6):
Pinnacle Financial ratios:
Shareholders' equity to total assets	12.3%	12.1%	12.1%	12.2%	12.5%	12.5%
Common equity Tier one	10.8%	10.7%	10.7%	10.8%	10.8%	10.7%
Tier one risk-based	11.3%	11.2%	11.2%	11.3%	11.4%	11.2%
Total risk-based	12.9%	13.0%	13.0%	13.1%	13.2%	13.2%
Leverage	9.6%	9.5%	9.5%	9.6%	9.6%	9.5%
Tangible common equity to tangible assets	8.8%	8.6%	8.5%	8.6%	8.7%	8.6%
Pinnacle Bank ratios:
Common equity Tier one	11.5%	11.5%	11.5%	11.6%	11.7%	11.5%
Tier one risk-based	11.5%	11.5%	11.5%	11.6%	11.7%	11.5%
Total risk-based	12.5%	12.4%	12.4%	12.5%	12.6%	12.5%
Leverage	9.8%	9.7%	9.7%	9.8%	9.8%	9.7%
Construction and land development loans as a percentage of total capital (17)	59.6%	61.8%	65.6%	70.5%	68.2%	72.9%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (17)	218.1%	228.6%	236.4%	242.2%	243.3%	254.0%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2025	2025	2025	2024	2024	2024

Per share data:
Earnings per common share – basic	$2.20	2.01	1.78	1.93	1.87	0.65
Earnings per common share - basic, excluding non-GAAP adjustments	$2.28	2.01	1.90	1.92	1.87	1.63
Earnings per common share – diluted	$2.19	2.00	1.77	1.91	1.86	0.64
Earnings per common share - diluted, excluding non-GAAP adjustments	$2.27	2.00	1.90	1.90	1.86	1.63
Common dividends per share	$0.24	0.24	0.24	0.22	0.22	0.22
Book value per common share at quarter end (7)	$85.60	82.79	81.57	80.46	79.33	77.15
Tangible book value per common share at quarter end (7)	$61.53	58.70	57.47	56.24	55.12	52.92
Revenue per diluted common share	$7.05	6.53	6.01	6.14	6.08	4.78
Revenue per diluted common share, excluding non-GAAP adjustments	$7.05	6.53	6.18	6.14	6.08	5.72

Investor information:
Closing sales price of common stock on last trading day of quarter	$93.79	110.41	106.04	114.39	97.97	80.04
High closing sales price of common stock during quarter	$119.63	111.51	126.15	129.87	100.56	84.70
Low closing sales price of common stock during quarter	$86.13	87.19	99.42	92.95	76.97	74.62

Closing sales price of depositary shares on last trading day of quarter	$25.14	23.91	24.10	24.23	24.39	23.25
High closing sales price of depositary shares during quarter	$25.48	24.56	25.25	25.02	24.50	23.85
Low closing sales price of depositary shares during quarter	$24.08	23.76	24.10	24.23	23.25	22.93

Other information:
Residential mortgage loan sales:
Gross loans sold	$168,935	192,859	145,645	185,707	209,144	217,080
Gross fees (8)	$4,424	4,068	3,761	4,360	4,974	5,368
Gross fees as a percentage of loans originated	2.62%	2.11%	2.58%	2.35%	2.38%	2.47%
Net gain on residential mortgage loans sold	$1,828	1,965	2,507	2,344	2,643	3,270
Investment gains (losses) on sales of securities, net (13)	$—	—	(12,512)	249	—	(72,103)
Brokerage account assets, at quarter end (9)	$15,653,343	14,665,349	13,324,592	13,086,359	12,791,337	11,917,578
Trust account managed assets, at quarter end	$8,233,933	7,664,867	7,293,630	7,061,868	6,830,323	6,443,916
Core deposits (10)	$40,813,687	39,761,037	40,012,999	38,046,904	35,764,640	34,957,827
Core deposits to total funding (10)	84.6%	83.8%	85.0%	83.9%	81.8%	82.2%
Risk-weighted assets	$45,571,307	44,413,507	43,210,918	41,976,450	40,530,585	39,983,191
Number of offices	138	137	136	137	136	135
Total core deposits per office	$295,751	290,227	294,213	277,715	262,975	258,947
Total assets per full-time equivalent employee	$15,301	15,109	15,092	14,750	14,418	14,231
Annualized revenues per full-time equivalent employee	$591.0	558.5	522.2	530.4	528.0	425.0
Annualized expenses per full-time equivalent employee	$328.8	316.8	310.8	292.2	293.4	314.6
Number of employees (full-time equivalent)	3,657.5	3,627.0	3,595.0	3,565.5	3,516.5	3,469.0
Associate retention rate (11)	93.0%	93.4%	94.3%	94.5%	94.6%	94.4%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Nine months ended
(dollars in thousands, except per share data)	September	June	September	September	September
	2025	2025	2024	2025	2024

Net interest income	$396,865	379,533	351,504	1,140,826	1,001,800

Noninterest income	147,938	125,457	115,242	371,821	259,633
Total revenues	544,803	504,990	466,746	1,512,647	1,261,433
Less: Investment losses on sales of securities, net	—	—	—	12,512	72,103
Recognition of mortgage servicing asset	—	—	—	—	(11,812)
Total revenues excluding the impact of adjustments noted above	$544,803	504,990	466,746	1,525,159	1,321,724

Noninterest expense	$303,139	286,446	259,319	865,072	773,073
Less: ORE expense	146	137	56	341	162
FDIC special assessment	—	—	—	—	7,250
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	28,400
Merger-related expenses	7,727	—	—	7,727	—
Noninterest expense excluding the impact of adjustments noted above	$295,266	286,309	259,263	857,004	737,261

Pre-tax income	$209,725	194,299	181,146	574,431	397,423
Provision for credit losses	31,939	24,245	26,281	73,144	90,937
Pre-tax pre-provision net revenue	241,664	218,544	207,427	647,575	488,360
Less: Adjustments noted above	7,873	137	56	20,580	96,103
Adjusted pre-tax pre-provision net revenue (12)	$249,537	218,681	207,483	668,155	584,463

Noninterest income	$147,938	125,457	115,242	371,821	259,633
Less: Adjustments noted above	—	—	—	12,512	60,291
Noninterest income excluding the impact of adjustments noted above	$147,938	125,457	115,242	384,333	319,924

Efficiency ratio (4)	55.64%	56.72%	55.56%	57.19%	61.29%
Less: Adjustments noted above	(1.44)%	(0.03)%	(0.01)%	(1.00)%	(5.51)%
Efficiency ratio excluding adjustments noted above (4)	54.20%	56.70%	55.55%	56.19%	55.78%

Total average assets	$55,213,879	53,824,500	49,535,543	53,864,583	48,869,404

Noninterest income to average assets (1)	1.06%	0.93%	0.93%	0.92%	0.71%
Less: Adjustments noted above	—%	—%	—%	0.03%	0.16%
Noninterest income (excluding adjustments noted above) to average assets (1)	1.06%	0.93%	0.93%	0.95%	0.87%

Noninterest expense to average assets (1)	2.18%	2.13%	2.08%	2.15%	2.11%
Less: Adjustments as noted above	(0.06)%	—%	—%	(0.02)%	(0.09)%
Noninterest expense (excluding adjustments noted above) to average assets (1)	2.12%	2.13%	2.08%	2.13%	2.02%

This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	September	June	March	December	September	June
	2025	2025	2025	2024	2024	2024
Net income available to common shareholders	$169,338	154,742	136,610	147,461	142,893	49,364
Investment (gains) losses on sales of securities, net	—	—	12,512	(249)	—	72,103
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	—	—	—	—	—
Loss on BOLI restructuring	—	—	—	—	—	—
ORE expense	146	137	58	58	56	22
FDIC special assessment	—	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	—	28,400
Merger-related expenses	7,727	—	—	—	—	—
Tax effect on above noted adjustments (16)	(1,968)	(34)	(3,143)	48	(14)	(25,131)
Net income available to common shareholders excluding adjustments noted above	$175,243	154,844	146,037	147,318	142,935	124,758

Basic earnings per common share	$2.20	2.01	1.78	1.93	1.87	0.65
Less:
Investment (gains) losses on sales of securities, net	—	—	0.16	(0.01)	—	0.94
ORE expense	—	—	—	—	—	—
FDIC special assessment	—	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	—	0.37
Merger-related expenses	0.10	—	—	—	—	—
Tax effect on above noted adjustments (16)	(0.02)	—	(0.04)	—	—	(0.33)
Basic earnings per common share excluding adjustments noted above	$2.28	2.01	1.90	1.92	1.87	1.63

Diluted earnings per common share	$2.19	2.00	1.77	1.91	1.86	0.64
Less:
Investment (gains) losses on sales of securities, net	—	—	0.16	(0.01)	—	0.94
ORE expense	—	—	—	—	—	—
FDIC special assessment	—	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	—	0.37
Merger-related expenses	0.10	—	—	—	—	—
Tax effect on above noted adjustments (16)	(0.02)	—	(0.04)	—		(0.32)
Diluted earnings per common share excluding the adjustments noted above	$2.27	2.00	1.90	1.90	1.86	1.63

Revenue per diluted common share	$7.05	6.53	6.01	6.14	6.08	4.78
Adjustments due to revenue-impacting items as noted above	—	—	0.16	—	—	0.94
Revenue per diluted common share excluding adjustments due to revenue-impacting items as noted above	$7.05	6.53	6.18	6.14	6.08	5.72

Book value per common share at quarter end (7)	$85.60	82.79	81.57	80.46	79.33	77.15
Adjustment due to goodwill, core deposit and other intangible assets	(24.07)	(24.09)	(24.10)	(24.22)	(24.21)	(24.23)
Tangible book value per common share at quarter end (7)	$61.53	58.70	57.47	56.24	55.12	52.92

Equity method investment (15)
Fee income from BHG, net of amortization	$40,614	26,027	20,405	12,070	16,379	18,688
Funding cost to support investment	5,079	5,205	5,515	4,869	5,762	5,704
Pre-tax impact of BHG	35,535	20,822	14,890	7,201	10,617	12,984
Income tax expense at statutory rates (16)	8,884	5,206	3,723	1,800	2,654	3,246
Earnings attributable to BHG	$26,651	15,617	11,168	5,401	7,963	9,738
Basic earnings per common share attributable to BHG	$0.35	0.20	0.15	0.07	0.10	0.13
Diluted earnings per common share attributable to BHG	$0.34	0.20	0.15	0.07	0.10	0.13
This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Nine months ended
(dollars in thousands, except per share data)	September 30,
	2025	2024
Net income available to common shareholders	$460,690	312,403
Investment losses on sales of securities, net	12,512	72,103
ORE expense	341	162
FDIC special assessment	—	7,250
Recognition of mortgage servicing asset	—	(11,812)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	28,400
Merger-related expenses	7,727	—
Tax effect on adjustments noted above (16)	(5,145)	(24,026)
Net income available to common shareholders excluding adjustments noted above	$476,125	384,480

Basic earnings per common share	$6.00	4.09
Less:
Investment losses on sales of securities, net	0.16	0.94
ORE expense	—	—
FDIC special assessment	—	0.09
Recognition of mortgage servicing asset	—	(0.15)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	0.37
Merger-related expenses	0.10	—
Tax effect on above noted adjustments (16)	(0.06)	(0.31)
Basic earnings per common share excluding adjustments noted above	$6.20	5.03

Diluted earnings per common share	5.96	4.08
Less:
Investment losses on sales of securities, net	0.16	0.94
ORE expense	—	—
FDIC special assessment	—	0.09
Recognition of mortgage servicing asset	—	(0.15)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	0.37
Merger-related expenses	0.10	—
Tax effect on above noted adjustments (16)	(0.08)	(0.31)
Diluted earnings per common share excluding the adjustments noted above	$6.16	5.02

Revenue per diluted common share	$19.58	16.47
Adjustments due to revenue-impacting items as noted above	0.17	0.78
Revenue per diluted common share excluding adjustments due to revenue-impacting items noted above	$19.75	17.25

Equity method investment (15)
Fee income from BHG, net of amortization	$87,046	51,102
Funding cost to support investment	15,799	17,345
Pre-tax impact of BHG	71,247	33,757
Income tax expense at statutory rates (16)	17,812	8,439
Earnings attributable to BHG	$53,435	25,318

Basic earnings per common share attributable to BHG	$0.70	0.33
Diluted earnings per common share attributable to BHG	$0.69	0.33

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Nine months ended
(dollars in thousands, except per share data)	September	June	September	September	September
	2025	2025	2024	2025	2024

Return on average assets (1)	1.22%	1.15%	1.15%	1.14%	0.85%
Adjustments as noted above	0.04%	—%	—%	0.04%	0.20%
Return on average assets excluding adjustments noted above (1)	1.26%	1.15%	1.15%	1.18%	1.05%

Tangible assets:
Total assets	$55,963,549	54,801,451	50,701,888	$55,963,549	50,701,888
Less: Goodwill	(1,848,904)	(1,848,904)	(1,846,973)	(1,848,904)	(1,846,973)
Core deposit and other intangible assets	(18,108)	(19,506)	(22,755)	(18,108)	(22,755)
Net tangible assets	$54,096,537	52,933,041	48,832,160	$54,096,537	48,832,160

Tangible common equity:
Total shareholders' equity	$6,856,192	6,637,237	6,344,258	$6,856,192	6,344,258
Less: Preferred shareholders' equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Total common shareholders' equity	6,639,066	6,420,111	6,127,132	6,639,066	6,127,132
Less: Goodwill	(1,848,904)	(1,848,904)	(1,846,973)	(1,848,904)	(1,846,973)
Core deposit and other intangible assets	(18,108)	(19,506)	(22,755)	(18,108)	(22,755)
Net tangible common equity	$4,772,054	4,551,701	4,257,404	$4,772,054	4,257,404

Ratio of tangible common equity to tangible assets	8.82%	8.60%	8.72%	8.82%	8.72%

Average tangible assets:
Average assets	$55,213,879	53,824,500	49,535,543	$53,864,583	48,869,404
Less: Average goodwill	(1,848,904)	(1,849,255)	(1,846,973)	(1,849,139)	(1,846,973)
Average core deposit and other intangible assets	(18,985)	(20,150)	(23,746)	(20,006)	(25,312)
Net average tangible assets	$53,345,990	51,955,095	47,664,824	$51,995,438	46,997,119

Return on average assets (1)	1.22%	1.15%	1.15%	1.14%	0.85%
Adjustment due to goodwill, core deposit and other intangible assets	0.04%	0.04%	0.04%	0.04%	0.04%
Return on average tangible assets (1)	1.26%	1.19%	1.19%	1.18%	0.89%
Adjustments as noted above	0.04%	—%	—%	0.04%	0.20%
Return on average tangible assets excluding adjustments noted above (1)	1.30%	1.20%	1.19%	1.22%	1.09%

Average tangible common equity:
Average shareholders' equity	$6,721,569	6,601,662	6,265,710	$6,613,798	6,162,726
Less: Average preferred equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Average common equity	6,504,443	6,384,536	6,048,584	6,396,672	5,945,600
Less: Average goodwill	(1,848,904)	(1,849,255)	(1,846,973)	(1,849,139)	(1,846,973)
Average core deposit and other intangible assets	(18,985)	(20,150)	(23,746)	(20,006)	(25,312)
Net average tangible common equity	$4,636,554	4,515,131	4,177,865	$4,527,527	4,073,315

Return on average equity (1)	10.00%	9.40%	9.07%	9.31%	6.77%
Adjustment due to average preferred shareholders' equity	0.33%	0.32%	0.33%	0.32%	0.25%
Return on average common equity (1)	10.33%	9.72%	9.40%	9.63%	7.02%
Adjustment due to goodwill, core deposit and other intangible assets	4.16%	4.02%	4.21%	3.97%	3.22%
Return on average tangible common equity (1)	14.49%	13.75%	13.61%	13.60%	10.24%
Adjustments as noted above	0.51%	0.01%	—%	0.46%	2.37%
Return on average tangible common equity excluding adjustments noted above (1)	15.00%	13.76%	13.61%	14.06%	12.61%

This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
6. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total shareholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total shareholders' equity less end of period preferred stock, goodwill, core deposit and other intangibles as a percentage of end of period assets less end of period goodwill, core deposit and other intangibles.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
7. Book value per common share computed by dividing total common shareholders' equity by common shares outstanding. Tangible book value per common share computed by dividing total common shareholders' equity, less goodwill, core deposit and other intangibles, by common shares outstanding.
8. Amounts are included in the statement of income in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
9. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
10. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
11. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end.
12. Adjusted pre-tax, pre-provision net revenue excludes the impact of ORE expenses and income, investment gains and losses on sales of securities, the impact of the FDIC special assessment, the recognition of the mortgage servicing asset, fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives and merger expenses.
13. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
14. The dividend payout ratio is calculated as the sum of the annualized dividend rate for dividends paid on common shares divided by the trailing 12-months fully diluted earnings per common share as of the dividend declaration date.
15. Earnings from equity method investment includes the impact of the funding costs of the overall franchise calculated using the firm's subordinated and other borrowing rates. Income tax expense is calculated using statutory tax rates.
16. Tax effect calculated using the blended statutory rate of 25.00 percent for all periods.
17. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.